EXHIBIT 10.44
AMENDMENT NO. 1 TO RATIFICATION AND AMENDMENT AGREEMENT AND
AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT
     AMENDMENT NO. 1 TO RATIFICATION AND AMENDMENT AGREEMENT AND AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT, dated as of April 19, 2007 (this “First Ratification Amendment”), by and among HANCOCK FABRICS, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Parent”), HF MERCHANDISING, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Merchandising”), HANCOCK FABRICS OF MI, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Fabrics MI”), HANCOCKFABRICS.COM, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Fabrics.com”), HANCOCK FABRICS, LLC, a Delaware limited liability company, as Debtor and Debtor-in-Possession (“Fabrics LLC”, and together with Parent, Merchandising, Fabrics MI and Fabrics.com, each individually a “Borrower” and collectively, “Borrowers”), HF ENTERPRISES, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Enterprises”), HF RESOURCES, INC., a Delaware corporation, as Debtor and Debtor-in-Possession (“Resources”, and together with Enterprises, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent acting for and on behalf of the Lenders (in such capacity, “Agent”).
W I T N E S S E T H:
     WHEREAS, Borrowers, Guarantors, Agent and Lenders have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated June 29, 2005, by and among Borrowers, Guarantors, Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 26, 2005, Amendment No. 2 to Loan and Security Agreement, dated as of December 31, 2005, Amendment No. 3 to Loan and Security Agreement, dated as of April 25, 2006, Amendment No. 4 to Loan and Security Agreement, dated as of June 14, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of October 31, 2006, and Amendment No. 6 to Loan and Security Agreement, dated as of December 29, 2006, as further amended by the Ratification and Amendment Agreement, dated March 22, 2007 (as amended hereby and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Financing Agreements”);
     WHEREAS, each Debtor has commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware and has retained possession of its assets and each is authorized under the Bankruptcy Code to continue the operation of its businesses as a debtor-in-possession; and

     WHEREAS, Debtors have requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein; and
     WHEREAS, by this First Ratification Amendment, Agent, Lenders and Debtors intend to evidence such consent and amendments;
     WHEREAS, this First Ratification Amendment has been authorized by the Bankruptcy Court pursuant to an Order entered by the Bankruptcy Court authorizing Borrowers and Guarantors to execute and deliver this First Ratification Amendment;
     NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          (a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:
               (i) “First Ratification Amendment” shall mean this Amendment No. 1 to Ratification and Amendment Agreement and Amendment No. 7 to Loan and Security Agreement, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
               (ii) “BancorpSouth Deposit Account Control Agreement” shall mean the Deposit Account Control Agreement, dated June 29, 2005, by and among Parent, Bancorp South Bank and Agent, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
               (iii) “GOB Stores” shall have the meaning set forth in the Final Order Under 11 U.S.C. §§ 105, 327, 328, 363, 365 and 554 (I) Authorizing Debtors To Conduct Going-Out-Of-Business Sales And To Close Certain Stores, (II) Authorizing The Assumption Of Consulting Agreement With And Retention Of Consultant And (III) Granting Related Relief, dated April 5, 2007, as in effect on the date hereof.
               (iv) “Nova” shall mean NOVA Information Systems, Inc.
               (v) “Nova Event” shall mean (i) the sending by Nova to Parent of the notice of termination, dated March 2, 2007, with respect to the Processing Agreement, (ii) the extension of the date of termination of the Processing Agreement from time to time and the amendment and continuation of the Processing Agreement, as the case may be, and (iii) the establishment of the $1,890,000 reserve held by Nova in accordance with the terms of the Processing Agreement (in such form as such reserve may be held from time to time, including, without limitation, cash on deposit, certificate of deposit or letter of credit).

               (vi) “Processing Agreement” shall mean the Merchant Processing Agreement, dated September 21, 2004, between Nova, Regions Bank and Parent, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
          (b) Amendments to Definitions.
               (i) ERISA Event. All references to the term “ERISA Event” in the Loan Agreement and the other Financing Agreements shall be deemed, and each such reference is hereby amended, to add at the end thereof: “provided, that, the following shall not constitute an ERISA Event: (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing, or (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange.”
               (ii) Material Adverse Effect. All references to the term “Material Adverse Effect,” “material adverse effect” and “material adverse change” in the Loan Agreement and the other Financing Agreements, shall be deemed, and each such reference in the Financing Agreements is hereby amended, to add at the end thereof: “provided, that, the following shall not constitute a material adverse effect: (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations with the prior written consent of Agent with respect to such store closures or as provided in Section 3 of the First Ratification Amendment.”
          (c) Interpretation. For purposes of this First Ratification Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.
     2. AMENDMENTS.
          (a) Limitation on Certain Fees. Section 7.4(b)(ii) of the Ratification Agreement is hereby deleted in its entirety and the following substituted therefor:
     “(ii) the aggregate amount of consulting fees payable by Borrowers for the consultants (including Huron Consulting) retained by Borrowers at the request of Agent shall not exceed $200,000 in any twelve (12) month period.”
          (b) Collateral Reporting.
               (i) Section 7.1(a)(ii)(C) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “a certificate of an authorized officer of the Administrative Borrower certifying that sales and use tax collections, deposits and payments are current.”

               (ii) Section 7.1(a)(iii)(D) of the Loan Agreement is hereby amended by deleting such Section in its entirety.
               (iii) Section 7.1(a)(iv) of the Loan Agreement is hereby amended by deleting “fifteen (15)” and replacing it with “forty-five (45)”.
               (iv) Section 7.1(a)(v) of the Loan Agreement is hereby amended by adding “reasonable” after the word “Agent”.
               (v) Section 7.1(a)(vi) of the Loan Agreement is hereby amended by adding “reasonable” after the word “Agent”.
               (vi) Section 7.1(a)(vii) of the Loan Agreement is hereby amended by adding “reasonably” after the word “shall”.
          (c) Inventory Covenants.
               (i) Section 7.3(a) of the Loan Agreement is hereby amended by deleting “itemizing and” and replacing it with “reasonably”.
               (ii) Section 7.3(c) of the Loan Agreement is hereby amended by adding “except as provided in Section 3 of the First Ratification Amendment” after the word “Agent”.
          (d) Qualification as Certain Representations and Warranties. Section 7.8(iv) of the Ratification Agreement is hereby amended to add at the end thereof: “except as provided in Section 3 of the First Ratification Amendment.”
          (e) Sale of Assets, Consolidation, Merger, Disabilities, Etc. Section 7.10 of the Ratification Agreement is hereby deleted in its entirety and the following substituted therefor:
     “7.10 Sale of Assets, Consolidation, Merger, Disabilities, Etc. Notwithstanding anything to the contrary contained in Section 9.7(b) of the Loan Agreement or any other provision of the Loan Agreement or any of the other Financing Agreements, Borrowers and Guarantors shall not, directly or indirectly, sell, transfer, lease, encumber, return or otherwise dispose of any portion of the Collateral, including, without limitation, enter into any agreement to return Inventory to any vendor, whether pursuant to section 546 of the Bankruptcy Code or otherwise or, on and after the occurrence of an Event of Default, assume, reject, assign or pledge as collateral security any real property leasehold interest or use the proceeds thereof, without, in each instance, the prior written consent of Agent (and no such consent shall be implied, from any action, inaction or acquiescence by Agent or any Lender) except for sales of Borrowers’ and Guarantors’ Inventory in the ordinary course of their respective businesses, and except as provided in Section 3 of the First Ratification Amendment.”
          (f) Waiver. Section 8.1 of the Ratification Agreement is hereby deleted in its entirety and the following substituted therefor:

     “8.1 Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive (A) the Event of Default arising under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Debtors to comply with the provisions of Section 9.6(a)(i) of the Loan Agreement due to Debtors failure to deliver to Agent by February 28, 2007 the unaudited consolidated financial statements and unaudited consolidating financial statements for Parent and its Subsidiaries for the fiscal quarters ending on or about April 29, 2006, July 29, 2006 and October 28, 2006, (B) the Event of Default arising under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Borrowers to comply with the minimum Excess Availability covenant as set forth in Section 9.19 of the Loan Agreement at various times prior to the date hereof, (C) the Event of Default which may arise under Section 10.1(k) of the Loan Agreement as a result of the sending by BancorpSouth Bank to Agent and Administrative Borrower of the notice of termination, dated March 20, 2007, with respect to the BancorpSouth Deposit Account Control Agreement, and (D) the Event of Default arising under Section 10.1(i) or 10.1(j) of the Loan Agreement as a result of the Nova Event (the foregoing clauses (A), (B), (C) and (D) are collectively referred to herein as the “Subject Defaults”).
          (g) Events of Default.
               (i) Section 10.1(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
               “(i) any default (other than any default resulting from (A) the commencement of the Chapter 11 Cases, (B) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing, (C) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (D) Borrowers closing certain of their store locations with the prior written consent of Agent with respect to such store closures or as otherwise provided in Section 3 of the First Ratification Amendment) by any Borrower or Guarantor under any agreement, document or instrument relating to any Indebtedness owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lenders, in an amount in excess of $750,000 which default continues for more than the applicable cure period, if any, with respect thereto, or any default (other than any default resulting from (A) the commencement of the Chapter 11 Cases, (B) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing, (C) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (D) Borrowers closing certain of their store locations with the prior written consent of Agent with respect to such store closures or as otherwise provided in Section 3 of the First Ratification Amendment) by any Borrower or Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto or, other than in connection with the Nova Event, any Credit Card Issuer or Credit

Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $750,000 or any such Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts in excess of $750,000 in the aggregate in any fiscal year of Borrowers and Guarantors from any deposit account of any Borrower;”
               (ii) Section 10.1(j) of the Loan Agreement is hereby amended to add at the beginning thereof: “other than in connection with the Nova Event.”
               (iii) Section 10.1(k) of the Loan Agreement is hereby amended to add at the end thereof: “unless (in the case of any of the foregoing), Borrower or Guarantor shall have entered into arrangements with such person or other persons within thirty (30) days of such failure.”
               (iv) Section 10.1(p) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
               “(p) Intentionally omitted.”
               (v) Section 10.1(r) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor.
               “(r) the termination or non-renewal of the Financing Agreements other than as provided for in the Financing Order.
               (vi) Section 10.1(t) of the Loan Agreement is hereby amended by adding the following immediately prior to the period at the end of such Section: “provided, that, Agent shall give notice of the Event of Default in accordance with the Financing Order that shall identify such act, condition or event giving rise to the Event of Default.”
               (vii) Section 10.1(w) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
               “(w) the grant by any Person of a lien on or other interest in any of the Collateral other than a lien or encumbrance permitted by Section 9.8 hereof or by the Financing Order or an administrative expense claim other than an administrative expense claim permitted by the Financing Order or the Ratification Agreement by the grant of or allowance by the Bankruptcy Court which is superior to or ranks in parity with Agent’s security interest in or lien upon the Collateral or their Superpriority Claim (as defined in the Financing Order);

               (viii) Section 10.2(a) of the Loan Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:
               “(a) At any time an Event of Default has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or under the Financing Order or required by applicable law.”
          (h) Term. Section 13.1(c) of the Loan Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:
     “If for any reason this Agreement is terminated prior to the second anniversary of the date of the Ratification Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent’s and each Lender’s lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to         .25% of Maximum Credit; provided, that, such early termination fee shall not be payable if such termination arises in connection with the Bankruptcy Court confirming a plan of reorganization in the Chapter 11 Cases (which plan is in form and substance acceptable to Agent) pursuant to which Agent is providing exit financing to the reorganized Borrowers on terms and conditions acceptable to Agent.”
     3. CONSENT TO LIQUIDATION OF CERTAIN LEASEHOLD INTERESTS AND STORE CLOSINGS. Notwithstanding any provision to the contrary contained in the Loan Agreement or any Financing Agreement:
          (a) No consent of Agent or any Lender shall be required with respect to either (i) the closing of a GOB Store or (ii) the sale or other disposition of leasehold real property interests associated with a GOB Store.
          (b) No consent of Agent or any Lender shall be required with respect to the closing of an additional thirteen (13) store locations (in addition to the GOB Stores) to be selected by the Borrowers and Guarantors; provided, that, if applicable, Agent’s consent shall be required to the sale of the leasehold real property interests associated with such closed store.
          (c) No consent of Agent or any Lender shall be required in connection with the closing of a store by Borrowers or Guarantors in which all inventory and other assets of Borrowers or Guarantors located in such closed store are moved to a new, operating store location; provided, that, if applicable, consent shall be required to the sale of the leasehold real property interests associated with the closed store.

     4. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrowers and Guarantors hereby represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery of this First Ratification Amendment, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this First Ratification Amendment and a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Agent and Lenders to Borrowers and Guarantors:
          (a) This First Ratification Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.
          (b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this First Ratification Amendment.
     5. CONDITIONS PRECEDENT. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent, each in a manner satisfactory to Agent:
          (a) Agent shall have received this First Ratification Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;
          (b) The Bankruptcy Court shall have entered the Permanent Financing Order authorizing Borrowers and Guarantors to execute and deliver this First Ratification Amendment; and
          (c) No Default or Event of Default shall have occurred and be continuing after giving effect to this First Ratification Amendment.
     6. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of a Borrowers or Guarantors to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Loan Agreement and the other Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).
     7. MISCELLANEOUS.
          (a) Amendments and Waivers. Neither this First Ratification Amendment nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
          (b) Binding Effect. This First Ratification Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          (c) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this First Ratification Amendment.
          (d) Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this First Ratification Amendment.
          (e) Counterparts. This First Ratification Amendment (i) may be executed in separate counterparts, each of which when taken together shall constitute one and the same agreement, and (ii) may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart. In making proof of this First Ratification Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Ratification Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

BORROWERS

HANCOCK FABRICS, INC., as Debtor and Debtor-in-Possession

By:

Title:

HF MERCHANDISING, INC., as Debtor and Debtor-in-Possession

By:

Title:

HANCOCK FABRICS OF MI, INC. , as Debtor and Debtor-in-Possession

By:

Title:

HANCOCKFABRICS.COM, INC. , as Debtor and Debtor-in-Possession

By:

Title:

HANCOCK FABRICS, LLC, as Debtor and Debtor-in-Possession

By:

Title:

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GUARANTORS

HF ENTERPRISES, INC. , as Debtor and Debtor-in-Possession

By:

Title:

HF RESOURCES, INC., as Debtor and Debtor-in-Possession

By:

Title:

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Title:

LENDER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Title:

WELLS FARGO RETAIL FINANCE, LLC

By:

Title: